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                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                      INVESCO VALUE MUNICIPAL SECURITIES

An Annual Meeting ("Meeting") of Shareholders of Invesco Value Municipal Securities (the "Fund") was held on July 17, 2012. The Meeting was held for the following purpose:

(1). Elect six Trustees to its Board of Trustees, each of whom will serve for a three-year term or until a successor has been duly elected and qualified.

The results of the voting on the above matter were as follows:

                                               Votes    Votes
                  Matter                        For    Against
                  ------                     --------- -------
                  (1). James T. Bunch....... 6,206,993 161,295
                       Bruce L. Crockett.... 6,201,404 166,884
                       Rodney F. Dammeyer... 6,187,602 180,686
                       Jack M. Fields....... 6,194,552 173,736
                       Martin L. Flanagan... 6,193,690 174,598
                       Carl Frischling...... 6,175,148 193,140

The Meeting was adjourned until August 14, 2012, with respect to the following proposal:

(1). Approval of an Agreement and Plan of Redomestication that provides for the reorganization of the Fund as a Delaware statutory trust.

The results of the voting on the above matter were as follows:

                                                                           Votes    Votes   Votes   Broker
Matter                                                                      For    Against Abstain Non-Votes
------                                                                   --------- ------- ------- ---------
(1). Approval of an Agreement and Plan of Redomestication that provides for the reorganization of the Fund as a Delaware statutory trust... 3,311,178 97,057  138,488 2,865,881

The merger proposal was adjourned until September 25, 2012. Results from the adjourned meeting will be reflected in the next report to shareholders.